UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported):   December 8, 2004

THE VALSPAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)
1101 Third Street South, Minneapolis, Minnesota		55415
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (612) 332-7371

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        Michael P. Sullivan, Sr. and Edward B. Pollak, both directors of the Corporation, reached age 70 during 2004. Pursuant to the Corporation’s Principles of Corporate Governance, directors shall retire from the Corporation’s Board of Directors immediately prior to the Annual Meeting of Stockholders following the calendar year in which they reach age 70.

        At a regularly scheduled meeting of the Board of Directors on December 8, 2004, the retirements of Mr. Sullivan and Mr. Pollak were confirmed. Their retirements from the Corporation’s Board of Directors will be effective as of February 23, 2005, immediately prior to the 2005 Annual Meeting of Stockholders. This means that Mr. Sullivan, who serves in Class I of the Corporation’s Board of Directors, will not stand for re-election as a Class I director at the 2005 Annual Meeting of Stockholders. Mr. Pollak serves in Class II of the Corporation’s Board of Directors.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE VALSPAR CORPORATION
Dated: December 10, 2004	By:	/s/ Rolf Engh

Name: Rolf Engh
Title: Secretary